UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2022

TEXAS REPUBLIC CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-55621	45-5311713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Ste A120 Austin, Texas 78738
(Address, including zip code, of principal executive offices)

(512) 330-0099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par	-	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreements

On August 9, 2022, Texas Republic Capital Corporation reapproved its employment agreements with its President and Chief Executive Officer, Timothy R. Miller, its Chairman of the Board, Gregg E. Zahn, and its Chief Financial Officer, Shane S. Mitchell. For additional information related to the Employment agreements, please see item 5.02.

Item 5.02	Compensatory Arrangements for Certain Officers.

Effective January 1, 2018, Texas Republic Capital Corporation (the “Company”) entered into a one year Employment Agreement with Timothy R. Miller, the Company’s President and Chief Executive Officer. Each January 1, beginning with January 1, 2019, the Employment Agreement shall be automatically extended for successive one-year terms unless this Agreement is terminated as described in section 6 of the agreement. The agreement includes Timothy R. Miller’s base salary and automobile allowance. Timothy R. Miller is entitled to participate in the Company’s benefit plans available to other executives. Annual salary, automobile allowance and benefits will be reviewed by the Compensation Committee of the Board of Directors and changes will be amended to the agreement as needed. Amounts payable in the event of Timothy R. Miller’s termination of employment by the Company not for cause or good reason is $670,000.

Effective January 1, 2018, the Company entered into a one year Employment Agreement with Gregg E. Zahn, the Company’s Chairman of the Board. Each January 1, beginning with January 1, 2019, the Employment Agreement shall be automatically extended for successive one-year terms unless this Agreement is terminated as described in section 6 of the agreement. The agreement includes Gregg E. Zahn’s base salary. Gregg E. Zahn does not have an automobile allowance and does not participate in the Company’s benefit plans available to other executives. Annual salary, automobile allowance and benefits will be reviewed by the Compensation Committee of the Board of Directors and changes will be amended to the agreement as needed. Amounts payable in the event of Gregg E. Zahn’s termination of employment by the Company not for cause or good reason is $381,600.

Effective January 1, 2021, the Company entered into a one year Employment Agreement with Shane S. Mitchell, the Company’s Chief Financial Officer. Each January 1, beginning with January 1, 2021, the Employment Agreement shall be automatically extended for successive one-year terms unless this Agreement is terminated as described in section 6 of the agreement. The agreement includes Shane S. Mitchell’s base salary. Shane S. Mitchell does not have an automobile allowance. Mr. Mitchell is entitled to participate in the Company’s benefit plans available to other executives. Annual salary, automobile allowance and benefits will be reviewed by the Compensation Committee of the Board of Directors and changes will be amended to the agreement as needed. Amounts payable in the event of Shane S. Mitchell’s termination of employment by the Company not for cause or good reason is $100,000.

Item 9.01	Financial Statements and Exhibits.

The preceding descriptions of the Employment Agreements are a summary only and are qualified in their entirety by reference to the Employment Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 , the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: August 16, 2022	/s/ Timothy R. Miller
Timothy R. Miller, President and Chief Executive Officer